United Technologies Corporation	Exhibit 21
Subsidiary and Affiliate Listing
December 31, 2017

Entity Name	Place of Incorporation
Allyn Holdings, Inc.	Delaware
AMI Industries, Inc.	Colorado
Arabian Air Conditioning Company	Saudi Arabia
Augusta (Gibraltar) Holdings I Limited	Gibraltar
Augusta (Gibraltar) Holdings II S.C.S.	Grand-Duchy of Luxembourg
Automated Logic Corporation	Georgia
Bedford Holdings B.V.	Netherlands
Beesail Limited	England
Belgium Parkview BVBA	Belgium
Berkeley Luxembourg S.à r.l.	Grand-Duchy of Luxembourg
BET Security and Communications Limited	United Kingdom
Blades Technology International, Inc.	Delaware
Blades Technology Ltd.	Israel
Bridgecam (Ireland) Limited	Ireland
Cambridge Luxembourg S.à r.l.	Grand-Duchy of Luxembourg
Caricor Ltd.	Delaware
Carrier Asia Limited	Hong Kong
Carrier Commercial Refrigeration, Inc.	Delaware
Carrier Corporation	Delaware
Carrier Enterprise, LLC	Delaware
Carrier HVACR Investments B.V.	Netherlands
Carrier Mexico, S.A. de C.V.	Mexico
Carrier Technologies ULC	Alberta
CEAM Costruzioni Elettromeccaniche Ascensori e Montacarichi Srl	Italy
Ceesail Limited	England
Chubb Fire & Security Limited	England
Chubb Fire & Security Pty Ltd	Australia
Chubb Fire Limited	England
Chubb Group Limited	England
Chubb Group Security Limited	England
Chubb International (Netherlands) BV	Netherlands
Chubb International Holdings Limited	England
Chubb Limited	England
Chubb Nederland B.V.	Netherlands
Commonwealth Luxembourg Holdings S.à r.l.	Grand-Duchy of Luxembourg
Concord Luxembourg S.à r.l.	Grand-Duchy of Luxembourg
Delancey Holdings B.V.	Netherlands
Delavan Inc.	Delaware
Detector Electronics Corporation	Minnesota
Devonshire Switzerland Holdings GmbH	Switzerland
Elevadores Otis Ltda.	Brazil

United Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2017

Entity Name	Place of Incorporation
Elmwood Holdings LLC	Delaware
Empresas Carrier, S. De R.L. De C.V.	Mexico
Fernwood Holdings S.C.S	Luxembourg
Fyrnetics (Hong Kong) Limited	Hong Kong
Goodrich Aerospace Canada Ltd	Ontario
Goodrich Aftermarket Services Limited	United Kingdom
Goodrich Control Systems	United Kingdom
Goodrich Corporation	New York
Goodrich Inertial Limited	United Kingdom
Goodrich Limited	United Kingdom
Goodrich Luxembourg S.A.R.L.	Grand-Duchy of Luxembourg
Goodrich Systems Limited	United Kingdom
Goodrich XCH Luxembourg B.V./S.a.r.l. (Dual Dutch/Lux Citizenship)	Netherlands
Gulf Security Technology Company Limited	China
Hamilton Sundstrand Aviation Services, Inc.	Delaware
Hamilton Sundstrand Corporation	Delaware
Hamilton Sundstrand Holdings, Inc.	Delaware
Hamilton Sundstrand International Holdings (Luxembourg) S.à r.l.	Grand-Duchy of Luxembourg
HEJ Holding, Inc.	Delaware
IAE International Aero Engines AG	Switzerland
International Aero Engines, LLC	Delaware
JMS I Corporation	Delaware
Kidde Fire Protection Inc.	Delaware
Kidde International Limited	England
Kidde Products Limited	England
Kidde Technologies Inc.*	Delaware
Kidde UK	England
Kidde US Holdings Inc.	Delaware
Latin American Holding, Inc.	Delaware
Menasco Aerosystems Inc.	Delaware
Mulberry Holdings LLC	Delaware
Netherlands Parkview Coöperatief U.A.	Netherlands
Nippon Otis Elevator Company	Japan
Noresco, LLC	Delaware
Otis Electric Elevator Company Limited	China
Otis Elevator (China) Company Limited	China
Otis Elevator (China) Investment Company Limited	China
Otis Elevator Company	New Jersey
Otis Elevator Korea	Korea, Republic of
Otis Far East Holdings Limited	Hong Kong
Otis Holdings GmbH & Co. OHG	Germany

United Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2017

Entity Name	Place of Incorporation
Otis International Holdings GmbH	Germany
Otis Investments Limited	England
Otis Limited	England
Otis Pacific Holdings B.V.	Netherlands
Otis S.C.S.	France
Parkview Treasury Services (UK) Limited	United Kingdom
Pratt & Whitney Aero Engines International Gmbh	Switzerland
Pratt & Whitney Canada Corp.	Nova Scotia
Pratt & Whitney Canada Holdings Corp.	Nova Scotia
Pratt & Whitney Canada Leasing, Limited Partnership	Québec
Pratt & Whitney Component Solutions, Inc.	Michigan
Pratt & Whitney Compressor Airfoil Holdings, Inc.	Delaware
Pratt & Whitney Engine Leasing, LLC	Delaware
Pratt & Whitney Holdings LLC	Cayman Islands
Pratt & Whitney Rzeszow S.A.	Poland
Pratt Aero Limited Partnership	Nova Scotia
Riello Group S.P.A	Italy
Riello S.P.A.	Italy
Rohr, Inc.	Delaware
Rosemount Aerospace Inc.	Delaware
Sensitech Inc.	Delaware
SICLI Holding SAS	France
Silver Lake Holdings S.à r.l.	Grand-Duchy of Luxembourg
Simmonds Precision Products, Inc.	New York
Sirius (Korea) Limited	England
South American Coöperatief U.A.	Netherlands
Trenton Luxembourg S.à r.l.	Grand-Duchy of Luxembourg
Trumbull Holdings SCS	France
United Technologies Corporation [DE]	Delaware
United Technologies Electronic Controls, Inc.	Delaware
United Technologies Far East Limited	Hong Kong
United Technologies Finance (U.K.) Limited	England
United Technologies France SAS	France
United Technologies Holding GmbH	Germany
United Technologies Holdings Italy Srl	Italy
United Technologies Holdings Limited	England
United Technologies Holdings SAS	France
United Technologies Intercompany Lending Ireland Designated Activity Company	Ireland
United Technologies International Corporation	Delaware
United Technologies International Corporation-Asia Private Limited	Singapore
United Technologies International SAS	France

United Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2017

Entity Name	Place of Incorporation
United Technologies Luxembourg S.à r.l.	Grand-Duchy of Luxembourg
United Technologies Paris S.A.S.	France
United Technologies South Asia Pacific Pte. Ltd	Singapore
United Technologies Treasury Center, Inc.	Delaware
UT Finance Corporation	Delaware
UT Luxembourg Holding II S.à r.l.	Grand-Duchy of Luxembourg
UT Park View, Inc.	Delaware
UTC (US) LLC	Delaware
UTC Australia Commercial Holdings Pty Ltd	Australia
UTC Canada Corporation	New Brunswick
UTC Corporation	Delaware
UTC Fire & Security Americas Corporation, Inc.	Delaware
UTC Fire & Security Canada Inc.	Nova Scotia
UTC Fire & Security Corporation	Delaware
UTC Fire & Security Luxembourg S.a r.l.	Grand-Duchy of Luxembourg
UTC Investments Australia Pty Limited	Australia
UTCL Corp.	Nova Scotia
UTCL Holdings, Limited	New Brunswick
UTCL Investments B.V.	Netherlands
UTX Holdings S.C.S.	France
Walter Kidde Portable Equipment Inc.	Delaware
Zardoya Otis, S.A.	Spain

* Kidde Technologies Inc. also conducts business as Kidde Aerospace & Defense, Fenwal Safety Systems and Kidde Dual Spectrum.

Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary, as defined by Rule 1-02 of Regulation S-K.